                                                                Exhibit 10.18

        Agreement between Isocor (The Company) and Andrew De Mari (ADM)



1. ADM resigns voluntarily from CEO and President positions as of November 13, 1997.

2. ADM remains in the employment of the Company on a full time basis until December 31, 1997 and on a part-time basis throughout the period January 1, 1998 and December 31, 1999. During such employment ADM will, in agreement with the Company CEO:

     2.1 lead the evolution of the Company's product direction towards new growth areas such as Meta-directories through strategic alliances (e.g. Zoomit) and coordination of Company internal inter-departmental efforts

     2.2 promote the Company and maintain relations with investors especially in Europe and in Asia

     2.3  Liaise with key customers and partners for business development

     2.4  any other project agreed with the Company CEO

3. ADM remains on the Board of Directors and will be proposed for reelection at the 1998 Shareholders Meeting.

4. ADM's compensation remains unchanged until December 31, 1997 at $190,000 (annualized) plus participation to the executive incentive plan for $17,500 at target for Q4 1997.

5. ADM's compensation throughout the period January 1, 1998 - December 31, 1999 is set at $100,000 per year and participation to the executive incentive plan for $9,000 at target per quarter.

6.   ADM's option vesting and benefits continue until December 31, 1999.

7. ADM's employment is normally terminated on December 31, 1999, with no further obligation on the Company of employment or compensation.

8. ADM's employment may e terminated earlier than December 31, 1999 by either party. In the case of constructive or involuntary termination by the Company, other than for cause, the Company will pay ADM at the time of termination the amount of compensation for salary and benefits that ADM would have earned between the date of termination and December 31, 1999, and option vesting, for the same number of options that ADM would have normally vested during the same period above, will be accelerated.



     The above is agreed on November 5, 1997, by:


/s/ ANDREW DE MARI         /s/ JEAN MICHEL BARIBIER       /s/ G. BRADFORD JONES
----------------------     ------------------------       ----------------------
    Andrew De Mari           Jean Michel Baribier             Bradford Jones



                                       2